Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61231 and 333-60512) of PDI, Inc. of our report dated October 28, 2004, relating to the financial statements of Pharmakon, LLC, which report appears in the Form 8-K/A of PDI, Inc. dated November 15, 2004.

/s/ MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN McCANN P.C.
Chicago, Illinois
November 15, 2004